UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2017

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (703) 506-9460

N/A
(Former name or former address if changed since last report)

Item 3.03. Material Modification to Rights of Security Holders.

On June 7, 2017 the Company extended the expiration date of its Series DD warrants by one month from June 8, 2017 to July 10, 2017. The Series DD warrants were issued as part of a financing on December 8, 2016. The warrant exercise price of $0.18 as well as other terms of the warrant will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2017	CEL-SCI CORPORATION

	By:	/s/ Patricia B. Prichep
Patricia B. Prichep
Senior Vice President of Operations